Filed Pursuant to Rule 424(b)(3)

Registration No. 333-191049

STEADFAST APARTMENT REIT, INC.

SUPPLEMENT NO. 2 DATED FEBRUARY 28, 2014

TO THE PROSPECTUS DATED DECEMBER 30, 2013

This document supplements, and should be read in conjunction with, our prospectus dated December 30, 2013, as supplement by Supplement No. 1 dated February 13, 2014, relating to our offering of up to $1,100,000,000 in shares of our common stock. Terms used and not otherwise defined in this Supplement No. 2 shall have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 2 is to disclose:

•            the status of our public offering;

•            the issuance of restricted stock to our independent directors; and

•            an update to our subscription agreement.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on December 30, 2013. The terms of our public offering require us to deposit all subscription proceeds in escrow pursuant to the terms of our escrow agreement with UMB Bank, N.A., our escrow agent, until the date that we receive subscriptions aggregating at least $2,000,000 (including shares purchased in our public offering by our sponsor, its affiliates and our directors and officers). On February 27, 2014, we received subscriptions aggregating $2,000,000, and the subscription proceeds held in escrow were released to us.  As of February 27, 2014, we had received and accepted investors’ subscriptions for and issued 186,172 shares of our common stock in our public offering, resulting in gross offering proceeds of approximately $2,513,329.

Issuance of Restricted Stock to Our Independent Directors

Pursuant to our independent directors’ compensation plan, upon raising $2,000,000 in gross offering proceeds in our public offering, each of our three independent directors, Thomas Purcell, G. Brian Christie, and Kerry Vandell, received a grant of 3,333 shares of our restricted common stock. The shares of restricted common stock vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of our company.

Update to Subscription Agreement

In connection with raising the $2,000,000 minimum offering amount for our public offering, we updated our subscription agreement. A copy of our form subscription agreement is attached to this supplement as Exhibit A.

EXHIBIT A

SUBSCRIPTION AGREEMENT

STEADFAST APARTMENT REIT, INC.
Subscription Agreement
PROSPECTUS DATED DECEMBER 30, 2013

Faxable Form
877-756-1113

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Investment

Total Invested $ ______________________
$5,000 MINIMUM INITIAL INVESTMENT
($2,500 FOR QUALIFIED ACCOUNTS);
$100 INCREMENTS THEREAFTER

☐ **Initial Investment**
☐ **Additional Investment** ______________________ EXISTING ACCOUNT NUMBER
☐ **Purchase Shares Net of Commissions**

2 Investment Type (check 1 box only)

NON-QUALIFIED:

☐ **Individual**
☐ **Joint Tenants w/ Right of Survivorship**[1]
☐ **Tenants in Common**[1]
☐ **Community Property**[1]
☐ **UGMA/UTMA** ______________ STATE
☐ **Corporation or Limited Liability Company**[2]
 ☐ S-Corp ☐ C-Corp
 Will default to S-Corp if not selected
☐ **Partnership**[2]
☐ **Trust**[2]
 Trustee or custodian signature required
☐ **Other:** ______________ SPECIFY

QUALIFIED:

☐ **Traditional IRA**
☐ **Roth IRA**
☐ **SEP IRA**
☐ **SIMPLE IRA**
☐ **Inherited IRA as Beneficiary for:** ______________ NAME OF DECEASED OWNER

Custodian required. Complete Section 5 and obtain Custodian Signature and Medallion Guarantee in Section 8.

☐ **Qualified Pension**[3]
☐ **Profit Sharing Plan**[3]
☐ **Other:** ______________ SPECIFY

Custodian or Plan Administrator required.

1. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT OR CORPORATE RESOLUTION, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. PLEASE INCLUDE PLAN DOCUMENTS

3 Investor(s) Information (3a & 3b required)

3a

INVESTOR OR TRUSTEE NAME ______________________
JOINT INVESTOR OR TRUSTEE NAME ______________________

INVESTOR DATE OF BIRTH ______________________
JOINT INVESTOR DATE OF BIRTH ______________________

INVESTOR SOCIAL SECURITY OR TAX ID # ______________________
JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ______________________

INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**
Will default to US Citizen if not selected

JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**
Will default to US Citizen if not selected

3b

HOME ADDRESS (NO P.O. BOX) ______________________

CITY ______________ STATE ______ ZIP ______

DAYTIME PHONE ______________ EVENING PHONE ______________

ELECTRONIC COMMUNICATION (OPTIONAL)
I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

E-MAIL ______________________

3c

ALTERNATE MAILING ADDRESS (OR P.O. BOX) ______________________

CITY ______________ STATE ______ ZIP ______

STAR-SUBA-0214

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4 Investment Title

PLEASE PRINT NAMES IN WHICH SHARES OF COMMON STOCK ARE TO BE REGISTERED. INCLUDE TRUST NAME, IF APPLICABLE. IF IRA OR QUALIFIED PLAN, INCLUDE BOTH CUSTODIAN AND INVESTOR NAMES AND TAX ID NUMBERS.
IF SAME AS SECTION 3A, WRITE "SAME".

TITLE LINE 1 ______________________________

TITLE LINE 2 ______________________________

SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE) ______________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE) ______________

PLAN OR TRUST TAX ID# ______________

5 Custodian/ Administrator Information

CUSTODIAN/ADMINISTRATOR NAME ______________________________

ADDRESS 1 ______________________________

ADDRESS 2 ______________________________

CITY ______________ STATE ______ ZIP ______

DAYTIME PHONE ______________

CUSTODIAN/ADMINISTRATOR TAX ID # ______________

INVESTOR'S ACCOUNT # WITH CUSTODIAN/ADMINISTRATOR ______________

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of Steadfast Apartment REIT, Inc. that are beneficially owned by the investor as reflected on the records of Steadfast Apartment REIT, Inc. as of the applicable record date at any meeting of the stockholders of Steadfast Apartment REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Administrator. Steadfast Apartment REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6 Distribution Options (required)

CUSTODIAL ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID DIRECTLY TO CUSTODIAN.
ALL OTHER ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID TO THE ADDRESS IN 3B.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

______% **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b (or directly to the custodian, as applicable), unless otherwise indicated. Residents of Maine are not eligible to participate in the DRIP.

______% **Mail to Home Address (noted in Section 3b)** Not available for custodial accounts.

______% **Mail to Alternate Address (noted in Section 3c)** Not available for custodial accounts.

______% **Mail to Custodian (noted in Section 5)**

______% **Via Electronic Deposit (ACH)** Not available for custodial accounts.
I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME ______________ ☐ Checking **(attach a voided check)** ☐ Savings

ABA/ROUTING NUMBER ______________ ACCOUNT NUMBER ______________

______% **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL ______________ ACCOUNT NUMBER ______________

DISTRIBUTION MAILING ADDRESS ______________________________

CITY ______________ STATE ______ ZIP ______

Must total 100% ______%

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7 Investor and Suitability Representations

Please separately initial each of the items below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, investor(s) may not grant any person power of attorney to make such representations on their behalf.

	Initials Required Owner	Initials Required Joint Owner
1. I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Company's final Prospectus relating to the Shares, wherein the terms and conditions of the offering are described.		
2. I (we) acknowledge that the investment is not liquid, **there is no public market for the Shares** and, accordingly, it may not be possible to readily liquidate an investment in the Company.		
3. I (we) represent that I am (we are) purchasing Shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) authorized agent(s).		
4. I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."		

Please separately initial, <u>only as applicable</u>, the items below.

	Initials As Applicable Owner	Initials As Applicable Joint Owner
5. I am a (we are) resident(s) of **Alabama.** I (we) have a liquid net worth of at least 10 times my (our) investment in the Company or its affiliates.		
6. I am (we are) resident(s) of **Iowa.** I (we) understand that Iowa investors must have either: (a) a minimum net worth (exclusive of the value of home, furnishings and automobiles) of $300,000 or (b) a minimum annual income of $100,000 and a net worth (exclusive of the value of home, furnishings and automobiles) of $100,000. In addition, I (we) understand that the Iowa Securities Bureau recommends that my (our) total investment in the Company or any of its affiliates and any other non-exchange traded real estate investment trust should not exceed 10% of my (our) liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.		
7. I am a (we are) resident(s) of **Kansas.** I (we) understand that it is recommended by the Office of the Securities Commissioner that Kansas investors limit my (our) aggregate investment in the securities of the Company and other direct participation investments to not more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.		
8. I am a (we are) resident(s) of **Kentucky.** My (our) investment in the Company may not exceed 10% of my (our) liquid net worth.		
9. I am a (we are) resident(s) of **Maine.** I (we) understand that the Maine Office of Securities recommends that my (our) aggregate investment in the Company and similar direct participation investments not exceed 10% of my (our) liquid net worth. For these purposes, "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
10. I am a (we are) resident(s) of **Massachusetts.** I (we) understand that Massachusetts investors may not invest more than 10% of their liquid net worth in this program and in other illiquid direct participation programs. I (we) understand that liquid net worth is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
11. I am a (we are) resident(s) of **Nebraska.** I (we) must limit my (our) investment in the Company and in the securities of other similar programs to 10% of my (our) net worth (excluding the value of the investor's home, home furnishings, and automobiles).		
12. I am a (we are) resident(s) of **New Jersey.** I (we) understand that New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, I (we) understand that "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, I (we) understand that a New Jersey investor's investment in the Company, shares of its affiliates, and other direct participation investments may not exceed 10% of my (our) liquid net worth.		
13. I am a (we are) resident(s) of **New Mexico.** My (our) total investment in the Company, its affiliates, and other non-traded real estate investment programs may not exceed 10% of my (our) liquid net worth.		
14. I am a (we are) resident(s) of **North Dakota.** I (we) have a net worth of at least 10 times my (our) investment in the Company.		
15. I am a (we are) resident(s) of **Oregon.** My (our) investment in the Company and its affiliates may not exceed 10% of my (our) net worth.		
16. I am a (we are) resident(s) of **Pennsylvania.** My (our) maximum investment in the Company may not exceed 10% of my (our) net worth.		
17. I am (we are) resident(s) of **Tennessee.** I (we) understand that a Tennessee resident's investment in the Company's must not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobile).		

8 Investor(s)/ Custodian Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED):** The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Apartment REIT may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

INVESTOR(S) / CUSTODIAN SIGNATURE

SIGNATURE OF INVESTOR	PRINT OR TYPE NAME OF INVESTOR	DATE (Required)
SIGNATURE OF JOINT INVESTOR **(if applicable)**	PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)**	DATE (Required)
CUSTODIAN MEDALLION SIGNATURE GUARANTEE	PRINT OR TYPE NAME OF AUTHORIZED SIGNATURE **(Custodian or Trustee)**	DATE (Required)

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN (STEADFAST CAPITAL MARKETS AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

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9 Broker-Dealer or Registered Investment Advisor (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment. **The undersigned attest that the Registered Representative, RIA and the Broker-Dealer are subject to the USA PATRIOT ACT. In accordance with Section 326 of the Act, the Registered Representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this subscription agreement in accordance with the requirements of the Customer Identification Program.**

9a

BROKER-DEALER OR RIA FIRM NAME **(Required)** ______________________

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX ______________________

CITY ______________ STATE ________ ZIP ________

BUSINESS PHONE **(Required)** ______________ FAX ______________

9b

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)** ______________ REPRESENTATIVE# ______________

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX ______________________

CITY ______________ STATE ________ ZIP ________

BUSINESS PHONE **(Required)** ______________ FAX ______________

____

E-MAIL ADDRESS

9c

☐ **REGISTERED INVESTMENT ADVISOR (RIA). NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

CHECK ONLY IF INVESTMENT IS MADE THROUGH THE RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES. IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE RIA.

9d

REGISTERED REPRESENTATIVE OR ADVISOR SIGNATURE ______________________ DATE **(Required)** ____________

I HEREBY CERTIFY THAT I HOLD A SERIES 7 OR SERIES 62 FINRA LICENSE (OR THAT I AM A PROPERLY REGISTERED INVESTMENT ADVISOR), AND I AM PROPERLY REGISTERED IN THE INVESTOR STATE OF RESIDENCE.

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the full purchase price, should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

Faxable Form
877-756-1113

Wiring Instructions
ABA -1010 0069 5
UMB Bank, N.A.
1010 Grand Ave
Kansas City, MO 64106
DDA 9871879062
DST as Agent for Steadfast
Companies Universal Account

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks (with remitter's name imprinted)
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement

Checks should be made payable to
"Steadfast Apartment REIT, Inc."

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-525-SCMG (7264).

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